Exhibit 10.2
DAVE & BUSTER’S, INC. 2005 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
(PERFORMANCE AWARD)

Grantee:	Name

Address:	Address

City, ST ZIP

Total Shares Subject to Restricted Stock Award:	# of Shares

Award Value Per Share:	$[Award Price]

Date of Award:

Performance Period:
     1. Issuance of Stock. The Company hereby agrees to issue to the grantee named above (the “Grantee”), and the Grantee hereby accepts the shares of Common Stock set forth above as the Total Shares subject to the Restricted Stock Award (the “Shares”), at the Award Value Per Share set forth above (the “Award Value”), in accordance with this Restricted Stock Agreement (the “Agreement”) and subject to the terms and conditions of the Dave & Buster’s, Inc. 2005 Long-Term Incentive Plan (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.
     2. Forfeiture; Company’s Cancellation Right. Upon any termination of the Grantee’s Continuous Service before all of the Shares are vested and released from the Forfeiture Restrictions described in Section 3 of this Agreement, the Shares that are subject to the Forfeiture Restrictions on the date of such termination of the Grantee’s Continuous Service (the “Termination Date”) shall automatically be forfeited on the Termination Date and promptly delivered to the Company without any obligation of the Company to pay any amount to the Grantee or any other person or entity. The Shares that are subject to the Forfeiture Restrictions are referred to in this Agreement as “Unvested Shares.”
     3. Forfeiture Restrictions; Vesting; Performance Goals.
     (a) The Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of any of the Unvested Shares, or any right or interest therein, before the lapse of the Forfeiture Restrictions under this Agreement during the Performance Period, except only with respect to a transfer in connection with the escrow described in Section 7 of this Agreement

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     (b) The Forfeiture Restrictions with respect to the Shares shall lapse as set forth below on the attainment of the following performance goals established by the Committee with respect to the Shares awarded pursuant to this Agreement:
     The Shares shall cease to be Unvested Shares and the Forfeiture Restrictions shall lapse if the Company’s [Performance Measure] (“MEASURE”) for the Company’s [Performance Period] beginning                      and ending                      (the “Cumulative MEASURE”) equals or exceeds $                     (the “Performance Goal Target”). If the Cumulative MEASURE does not equal or exceed $                    , but equals or exceeds $                    , a portion of the Shares shall cease to be Unvested Shares and the Forfeiture Restrictions with respect to a portion of the Shares shall lapse based on the attainment of the following performance goals:

Cumulative MEASURE	Percentage of Shares Released from Restrictions
     As soon as administratively practicable after the Company’s audited financial statements have been completed for the Cumulative MEASURE period, the Committee shall review the information against the performance goals described above and certify as to whether the performance goals have been satisfied. Based on that review and certification, the Committee shall then instruct the Company as to whether any of the Shares shall cease to be Unvested Shares and released from the Forfeiture Restrictions applicable to the Shares. If only a portion of the Shares are released from the Forfeiture Restrictions as set forth above and such action would result in the release of a fractional Share, the total number of Shares that shall cease to be Unvested Shares and released from the Forfeiture Restrictions shall be rounded down to the next lower number of whole Shares. Shares that are not released from the Forfeiture Restrictions pursuant to the Compensation Committee’s review of the performance goal results shall automatically be forfeited and promptly delivered to the Company without any obligation of the Company to pay any amount to the Grantee or to any other person or entity.
     (c) Notwithstanding the provisions of Section 3(b) of this Agreement, the Forfeiture Restrictions with respect to such Shares shall lapse upon the occurrence of a Change in Control or, if Grantee’s employment with the Company or an Affiliate terminates as a result of the death or Disability of the Grantee.

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     4. Federal Restrictions on Transfer. The Grantee understands that, regarding any of the Shares that may become transferable because of the lapse of Forfeiture Restrictions, the Company is under no obligation to register any resale of the Shares and that an exemption from registration under the Securities Act may not be available or may not permit the Grantee to resell or transfer any of the Shares in the amounts or at the times proposed by the Grantee.
     5. Stockholder Rights. Until such time as the Shares are forfeited in accordance with Section 2 or Section 3(b) of this Agreement, the Grantee shall have all the rights of a shareholder with respect to the Unvested Shares, including without limitation, the right to vote the Unvested Shares and the right to receive any cash dividends declared thereon, subject however, to the restrictions contained in this Agreement and the provisions of Section 12.2 of the Plan relating to the dissolution or liquidation of the Company.
     6. Capital Adjustments. If, from time to time during the term of the Restriction Period, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Unvested Shares shall be adjusted in accordance with the provisions of Section 12.1 of the Plan. Any and all new, substituted or additional securities to which the Grantee may be entitled by reason of the Grantee’s ownership of the Unvested Shares hereunder because of a capital adjustment shall be immediately subject to the provisions of this Agreement and included thereafter as “Unvested Shares” for purposes of this Agreement.
     7. Escrow of Shares.
     (a) To ensure the availability for delivery of the Grantee’s Unvested Shares upon forfeiture pursuant to this Agreement, the Grantee shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the “Escrow Holder”) the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A. The Unvested Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Grantee attached hereto as Exhibit B, until such time as the Forfeiture Restrictions lapse.
     (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unvested Shares in escrow while acting in good faith and in the exercise of its judgment.
     (c) If the Unvested Shares are forfeited hereunder, the Escrow Holder, upon receipt of written notice of such forfeiture from the Company, shall take all steps necessary to accomplish the prompt transfer of the Shares to the Company.
     (d) When the Forfeiture Restrictions expire, upon request of the Grantee, the Escrow Holder shall promptly cause a certificate to be issued for the released Shares and shall deliver the certificate to the Grantee.
     8. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan, or (ii) to treat as owner of such Shares, or accord the

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right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Shares shall have been so transferred.
     9. Legends.
     (a) If the Shares have not been registered under the Securities Act, the stock certificates for all of the Shares shall be endorsed with the following restrictive legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A ‘NO ACTION’ LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER OR (C) SATISFACTORY ASSURANCES TO THE ISSUER THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.
     (b) In addition to the legend referenced to above, the certificate or certificates evidencing the Unvested Shares, if any, issued hereunder shall be endorsed with the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN FORFEITURE RESTRICTIONS AND CANCELLATION RIGHTS GRANTED TO THE ISSUER AND, ACCORDINGLY, MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE ISSUER’S PRINCIPAL CORPORATE OFFICES.
     10. Tax Consequences. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price, if any, for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the Forfeiture Restrictions set forth herein. The Grantee understands that the Grantee may elect to be taxed at the time the Shares are awarded rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the IRS within 30 days from the Date of Award. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY (AND NOT THE COMPANY’S) TO FILE TIMELY THE ELECTION UNDER SECTION

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83(B), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.
     11. Tax Withholding. The Grantee shall pay to the Company, or make other arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by applicable law to be withheld with respect to the Shares awarded under this Agreement. The Grantee’s right to receive the Shares under this Agreement is subject to, and conditioned on, the Grantee’s payment of such withholding amounts.
     12. Entire Agreement; Governing Law. The Plan and this Agreement constitute the entire agreement of the Company and the Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Parties. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the Shares be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
     13. Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of the Restricted Stock Award or this Agreement for construction or interpretation.
     14. Dispute Resolution. The provisions of this Section 14 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or the Grantee) arising out of or relating to the Plan and this Agreement. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Dallas County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably

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waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application Valid and enforceable.
     15. Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 15.

DAVE & BUSTER’S, INC.

By:

[Name]

Title:
Address:	2841 Manana Drive Dallas, Texas 75220
[rest of page intentionally left blank]

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THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE FORFEITURE RESTRICTIONS AND THE COMPANY’S CANCELLATION RIGHT WITH RESPECT TO THE SHARES SUBJECT TO THE RESTRICTED STOCK AWARD SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THE RESTRICTED STOCK AWARD). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE GRANTEE’S EMPLOYER TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY OR AN AFFILIATE TO THE COMPANY, THE GRANTEE’S STATUS IS AT-WILL.
The Grantee further acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with Section 14 of this Agreement. The Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

DATE:	SIGNED:

Grantee

Address:

Dave & Buster’s, Inc. 2005 Long-Term Incentive Plan — Restricted Stock Agreement	Page 7

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED, I,                                                                                 ,hereby sell, assign and transfer unto Dave & Buster’s, Inc. (the “Company”)                                                             (                                        ) shares of the Company’s Common Stock standing in my name of the books of the Company represented by Certificate No.                      delivered herewith, and do hereby irrevocably constitute and appoint                                                                                  as attorney-in-fact, with full power of substitution, to transfer the such shares on the books of the Company.

(Signature)

(Please print name)
INSTRUCTIONS:
Please do not fill in any blanks other than the signature lines. The purpose of this assignment is to enable the Company to receive the shares upon forfeiture, as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of the Grantee.

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EXHIBIT B
JOINT ESCROW INSTRUCTIONS
[Date of Grant]
Corporate Secretary
Dave & Buster’s, Inc.
2841 Manana Drive
Dallas, Texas 75220
Dear                                         :
As Escrow Agent for both Dave & Buster’s, Inc. a Missouri corporation (the “Company”), and the undersigned grantee (the “Grantee”) of shares of Common Stock of the Company (the “Shares”) under that certain Restricted Stock Agreement between the Company and the Grantee (the “Agreement”), you are hereby authorized and directed to hold the Shares, the stock certificate(s) evidencing the Shares, and any other property and documents delivered to you pursuant to the Agreement, in accordance with the following instructions:
1.	In the event the Shares are forfeited pursuant to the Agreement, the Company shall give the Grantee and you a written notice of the forfeiture, including the number of the Shares forfeited.

2.	In the event you receive a forfeiture notice from the Company as described above, you are directed (a) to complete, as appropriate, the stock assignment(s) necessary for the transfer of forfeited Shares as described in the notice, and (b) to deliver same, together with the certificate(s) evidencing the forfeited Shares to be transferred, to the Company or its assign(s) without requiring any other action on behalf of the Company or the Grantee.

3.	The Grantee irrevocably authorizes the Company to deposit with you any certificates evidencing the Shares to be held by you hereunder and any additions and substitutions to said Shares as described in the Agreement. The Grantee does hereby irrevocably constitute and appoint you as the Grantee’s attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, the Grantee shall exercise all rights and privileges of a shareholder of the Company with respect to the Shares while the Shares are held by you.

4.	Upon written request to you and to the Company by the Grantee following the lapse of the Forfeiture Restrictions described in the Agreement, you shall deliver to the Grantee a stock certificate or stock certificates representing those Shares as to which the Forfeiture Restrictions have lapsed.

5.	If, at the time of termination of this escrow (upon the lapse of Forfeiture Restrictions regarding all of the Shares and other property in your possession in accordance with the Agreement), you should have in your possession any documents, securities, or other property belonging to the Grantee, you shall deliver all of the same to the Grantee and shall be discharged of all further obligations hereunder.

6.	Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.	You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely, and you shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Grantee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.	You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In case you obey or comply with any such order, judgment, or decree, you shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

9.	You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering, or purporting to execute or deliver, the Agreement or any documents or papers deposited or called for hereunder.

10.	You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore, for which you will be reimbursed by the Company.

11.	Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

12.	If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary party or parties hereto shall join in furnishing such instruments.

13.	It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares or any other property held by you hereunder, you are authorized and directed to retain in your possession, without liability to anyone, all or any part of such property until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14.	Any notice required or permitted hereunder shall be given in writing and shall be given by personal or courier delivery or deposit in the United States mail, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto:

If to the Company:	Dave & Buster’s, Inc.
2841 Manana Drive
Dallas, Texas 75220

Attention: Corporate Secretary

If to the Grantee:

If to the Escrow Agent:	Dave & Buster’s, Inc.
2841 Manana Drive
Dallas, Texas 75220

Attention: Corporate Secretary
Any notice so given by personal or courier delivery shall be deemed to have been duly given upon delivery, and any notice so given by United States mail shall be deemed to have been duly given upon the earlier of receipt by the addressee or the fourth business day after deposit in the mail.

15.	By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of the Joint Escrow Instructions; you do not become a party to the Agreement.

16.	This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.	These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the internal substantive laws, but not the choice of law rules, of the State of Texas.

Very truly yours,

DAVE & BUSTER’S, INC.

[Name]
[Title]

GRANTEE:

Signature

Print Name

ESCROW AGENT:

Corporate Secretary